Exhibit 99.1

PolarityTE Announces FDA Regenerative Medicine Advanced Therapy Designation Granted to SkinTE®

SALT LAKE CITY, May 13, 2022 – PolarityTE, Inc. (Nasdaq: PTE) today announced that the U.S. Food and Drug Administration (FDA) granted a Regenerative Medicine Advanced Therapy (RMAT) designation to SkinTE under the Company’s open IND.

Established under the 21st Century Cures Act, RMAT designation is a dedicated program designed to expedite the drug development and review processes for promising regenerative medicine products, including human cellular and tissue-based therapies. A regenerative medicine therapy is eligible for RMAT designation if it is intended to treat, modify, reverse, or cure a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or therapy has the potential to address unmet medical needs for such disease or condition. Similar to Breakthrough Therapy designation, RMAT designation provides the benefits of intensive FDA guidance on efficient drug development, including the ability for early interactions with the FDA to discuss potential ways to support accelerated approval and satisfy post-approval requirements, potential priority review of the biologics license application (BLA), and other opportunities to expedite development and review.

Richard Hague, Chief Executive Officer, commented “FDA granting our request for an RMAT designation for SkinTE validates not only the strength of the preliminary clinical evidence we have developed to date but also demonstrates the seriousness of the conditions that we seek to treat and the substantial nature of the unmet needs among the patient populations that we aim to serve. We were pleased to receive this news from the FDA nearly two weeks in advance of the 60-day time period that the Agency reserves for itself to make such decisions. The Agency has offered—and we look forward to capitalizing upon—a multidisciplinary, comprehensive discussion between PolarityTE and the FDA regarding the SkinTE development program, including planned clinical trials and plans for expediting the manufacturing development strategy. We are eager to work closely with the Agency to identify potential means to accelerate our development program and help bring a much-needed new treatment to patients suffering from substantial unmet medical needs.”

About PolarityTE®

PolarityTE, Inc., headquartered in Salt Lake City, Utah, is a biotechnology company developing regenerative tissue products. PolarityTE’s first regenerative tissue product is SkinTE®. PolarityTE has an open investigational new drug application (IND) for SkinTE® with the U.S. Food and Drug Administration (FDA) and is now pursuing the first of two pivotal studies on SkinTE® needed to support a biologics license application (BLA) for a chronic cutaneous ulcer indication. SkinTE® is available for investigational use only. Learn more at www.PolarityTE.com.

Forward Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “intend,” “plan,” “will,” “would,” “should” and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to the impact of the COVID-19 pandemic, future clinical studies, and FDA regulatory matters, which cannot be predicted, and the risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

POLARITYTE, the POLARITYTE logo, SKINTE, WHERE SELF REGENERATES SELF and WELCOME TO THE SHIFT are registered trademarks of PolarityTE, Inc.

CONTACTS

Investors:

PolarityTE Investor Relations

ir@PolarityTE.com

(385) 831-5284

Media:

David Schull or Ignacio Guerrero-Ros

David.schull@russopartnersllc.com

Ignacio.guerrero-ros@russopartnersllc.com